Tilray, Inc.Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into, by and between Jon Levin (the "Executive") and TiIray Inc. (the "Company") (collectively, the "Parties"), as of the date that Executive signs this Amendment. (the "Effective Date").

RECITALS

WHEREAS, the Company and Executive entered into an Employment Agreement (the "Agreement") executed as of December 16, 2019 with a Start Date of January 13, 2020, and

WHEREAS, the Parties desire to amend Sections 7(a)(i) and 7(a)(ii) of the Agreement in the manner reflected herein,

AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Effective Date:

Section 7(a)(i) will be replaced in its entirety with the following text:

(i)                  severance pay in an amount equal to twelve (12) months of the Executive's Base Salary as then in effect (less applicable withholding), payable in substantially equal installments in accordance with the Company's regular payroll practices, payable as provided in Section 7(b), below;

Section 7(a)(ii) will be replaced in its entirety with the following text:

(ii)                 If Employee timely elects continuation coverage pursuant to COBRA within the time period prescribed by COBRA for Executive and Executive's eligible dependents, then the Company will reimburse Executive for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Executive's termination) for a period of twelve (12) months following Executive's termination of employment; provided, however that such reimbursements shall cease as of the date upon which Executive and/or Executive's eligible dependents are no longer eligible for COBRA continuation coverage. For the avoidance of doubt, such COBRA continuation covered premium reimbursements will be subject to applicable tax withholdings;

IN WITNESS WHEREOF, each of the Parties has executed the Amendment, in the case of the Company by their duly authorized officers, as of the Effective Date.

Tilray, Inc.

               /s/ Rita Seguin

by        Name: Rita Seguin

Executive

/s/ Jon Levin

Name: Jon Levin

Title:  Date:

Human Resources Sept 18 2020

Title: Chief Operating officer

Date: 2020/09/21 I 11:35 EDT